                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                                 INDENET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                  INDENET, INC.
                             16000 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA 91436


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 4, 1997


         Notice is hereby given that the Annual Meeting of Stockholders of IndeNet, Inc., a Delaware corporation (the "Company"), will be held at the offices of Enterprise Systems Group, Inc., the Company's subsidiary, at 5475 Tech Center Drive, Colorado Springs, Colorado 80919 on Thursday, December 4, 1997, at 10:00 a.m., for the following purposes:

         (1) To elect five members of the Company's Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

         (2) To ratify the appointment by the Board of Directors of BDO Seidman as the independent accountants of the Company for the fiscal year ending March 31, 1998; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your attention is directed to the accompanying proxy statement. Only stockholders of record at the close of business on October 10, 1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

         Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting, to ensure that your shares will be represented. A majority of the outstanding shares of voting stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached proxy.

                                            By Order of the Board of Directors



                                            Andre A. Blay
                                            Chairman of the Board



Encino, California
October 22, 1997

              PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
                IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                                 INDENET, INC.
                            16000 VENTURA BOULEVARD
                            ENCINO, CALIFORNIA 91436


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 4, 1997

                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IndeNet, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, December 4, 1997, and at any adjournment thereof (the "Annual Meeting"). This proxy statement is first being mailed to stockholders on or about October 22, 1997. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors and (ii) the ratification of the appointment by the Board of Directors of BDO Seidman as the independent accountants of the Company for the fiscal year ending March 31, 1998. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company.

         The cost of solicitation of proxies, including the cost of preparation and mailing of the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation. The Company has engaged D. F. King & Co., Inc., 77 Water Street, New York, N.
Y. 10005, to solicit proxies, and anticipates paying compensation to that solicitor for such services in an amount of approximately $3,500, plus expenses.

REVOCABILITY OF PROXY

         Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned that is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominee as described herein.

VOTING SECURITIES

         Holders of record of the Company's Common Stock, $.001 par value (the "Common Stock"), at the close of business on October 10, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment thereof. As of the Record Date, there were 17,695,313 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The outstanding shares of the Company's preferred stock are non-voting shares.

         Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Ratification of the appointment of the independent accountants will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, therefore, will have no effect on the outcome of the vote.

         The Directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for management's nominee for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for management's nominees will result in the respective nominees receiving fewer votes.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, five directors, who will constitute the entire Board of Directors, are to be elected to serve until the next Annual Meeting of stockholders or until their successors shall be elected and shall qualify. All nominees have consented to being named herein and have agreed to serve if elected. The names of such nominees are as follows:

                 Andre A. Blay
                 Thomas H. Baur
                 H. Bradley Eden
                 Richard L. Schleufer
                 Robert Beauregard

       Management proxies will be voted FOR the election of all of the above named nominees unless the stockholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

       During the fiscal year ended March 31, 1997, the Board of Directors held five meetings. No incumbent member who was a director during the past fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which he served.

       The Audit Committee of the Board of Directors reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. During the last completed fiscal year, the Audit Committee held one meeting. All members of the





                                       2.

Audit Committee participated in the one meeting of the Audit Committee that was held during the last completed fiscal year. The Audit Committee currently consists of Messrs. Schleufer, Eden and Beauregard. The Compensation Committee of the Board of Directors reports to the Board of Directors on issues relating to executive compensation issues and administers the Company's 1992 Stock Option Plan. During the last completed fiscal year, the Company's Compensation Committee held two meetings. All members of the Compensation Committee participated in all of the Compensation Committee meetings held during the last completed fiscal year. The Compensation Committee currently consists of Messrs. Blay, Baur, Eden and Beauregard.

       Other than the Audit Committee and the Compensation Committee, the Company has no other committees of its Board of Directors.


                           MANAGEMENT OF THE COMPANY

       Set forth below is certain information with respect to the current directors, director nominee and executive officers of the Company:

                                                                                                  DIRECTOR
 NAME                            AGE      POSITION WITH THE COMPANY                                 SINCE
 ----                            ---      -------------------------                               ---------
 Andre A. Blay                   60       Chairman of the Board and Chief Executive Officer         1996
 Thomas H. Baur                  52       Director                                                  1995
 H. Bradley Eden                 38       Director                                                  1997
 Richard L. Schleufer            44       Director of the Company and Chief Executive               1996
                                          Officer of Enterprise Systems Group Limited
 Robert Beauregard               58       Director Nominee                                          1997
 Richard J. Parent               38       Chief Financial Officer and Secretary                      --

       ANDRE A. BLAY has been a Director of the Company since the Company's acquisition of Starcom Television Services, Inc. ("Starcom") in February 1996. Mr. Blay assumed the office of Chief Executive Officer of the Company in July 1997. Until it was acquired by the Company, Mr. Blay served as a director of Starcom. Mr. Blay is also currently a major shareholder and Director of Media Station, a multimedia company based in Ann Arbor, Michigan, and is an advisor to the Enterprise Development Fund and Michigan State University Foundation. Mr. Blay founded Magnetic Video Corp., the world's first pre-recorded video cassette Company in 1969, which was acquired by Twentieth Century Fox in 1979, and founded the Blay Corp. in 1981 with offices in Detroit and London, which was subsequently acquired by Coca-Cola. Mr. Blay has also produced motion pictures for Universal, Columbia and Paramount. In 1990, Mr. Blay acquired a major interest in Avalon Communications, a cable programming Company, which was subsequently sold to BET Holdings, a cable company listed on the New York Stock Exchange. Mr. Blay received a B.A. and an M.B.A. from Michigan State University in 1959 and 1970, respectively.

       THOMAS H. BAUR has been a Director of the Company since March 17, 1995. Mr. Baur also is, and since 1975 has been the Chairman and Chief Executive Officer of Mediatech, Inc. Mediatech was a wholly owned subsidiary of the Company until July 18, 1997, at which time the Company sold all of its interest in Mediatech to an unaffiliated third party. Mr. Baur is also the Chairman and largest stockholder of Travel Technology Group, a private corporate travel management company. Mr. Baur is a member of the Board of Directors of the Chicago Museum of Broadcast Communication, was a founder of the International Television Association and the Chicago Coalition and received the Arthur Andersen & Co. small business award for excellence in 1989. Mr. Baur also received the Alumnus of the Year Award from Southern Illinois University in 1990. Mr. Baur received a B.A. Degree in Business and Mass Communications from Southern Illinois University in 1970.





                                       3.

       H. BRADLEY EDEN has been a director of the Company since June 1997. Mr. Eden is currently the Chairman of Eden Capital, Ltd., a holding company formed by Mr. Eden in 1996 ("Eden") to hold ownership interests in various investment advisory firms. Before forming Eden, Mr. Eden served as President of Fund Evaluation Group, an investment consulting firm which he co-founded in 1985. Mr. Eden is registered as an Investment Advisor with the SEC and serves on the Board of Directors of the Centre College Alumni Association and the Summit Country Day School, respectively. Mr. Eden received a J.D. from Salmon P. Chase College of Law in Cincinnati, Ohio in 1985 and a B.A. from Centre College of Kentucky in 1981.

       RICHARD L. SCHLEUFER has been a Director of the Company since the Company acquired Enterprise Systems Group Limited ("Enterprise") in May 1996. Mr. Schleufer was the President and Chief Executive Officer of Enterprise Systems Group, Inc., the North American subsidiary of Enterprise, from 1987 until June 1996, at which time he was appointed the Chief Executive Officer of Enterprise. Mr. Schleufer joined Enterprise Systems Group, Inc. in 1986 as its Vice President of Finance and Administration. Mr. Schleufer received his Bachelor's Degree in Business Management and Accounting from the University of Colorado in 1975, and has been a Certified Public Accountant in Colorado since 1976.

       ROBERT BEAUREGARD has been a director of the Company since October 1997. Mr. Beauregard has been the president of The Beauregard Group, Inc., a marketing and communications consulting company since its foundation by Mr. Beauregard in 1995. From 1988 to 1994, Mr. Beauregard was the group publisher and then President of Sports Publishing Group, Inc., a Times Mirror Magazine company. Prior thereto, from 1964 until joining Times Mirror, Mr. Beauregard held various executive offices with several J. Walter Thompson advertising agency and publishing companies in Canada, Europe and the United States. Mr. Beauregard received a M. B. A. from the Richard Ivey School of Business and his B.A. from Loyola College, Montreal, Quebec.

       RICHARD J. PARENT has been an employee of the Company since 1993 and the Secretary and Chief Financial Officer of the Company since May 1996. From 1990 until he joined the Company, Mr. Parent was an audit manager at BDO Seidman in Los Angeles, California. Mr. Parent received his Bachelor's Degree from the University of Southern California in 1982 and has been a Certified Public Accountant since 1988.

       All Directors hold office until the next annual meeting of the Company's stockholders or until their successors are elected or appointed. Officers are elected by and serve at the discretion of the Board of Directors. No director or executive officer is related to any other director or executive officer.





















                                       4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 10, 1997 by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and director nominees, (iii) each of the Company's executive officers named in the compensation tables included below in this Proxy Statement, and (iv) all current directors and executive officers as a group. Except as noted, the Company believes that the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                   NUMBER OF         PERCENTAGE
                                                                   SHARES OF             OF
          NAME AND ADDRESS (1)                                    COMMON STOCK      OUTSTANDING
          --------------------                                  ----------------    -----------
          Robert W. Lautz, Jr ...............................        324,441            1.8%
          Thomas H. Baur ....................................      1,077,030(2)         6.1%
          Robert E. Derham ..................................        291,780(3)         1.6%
          Andre A. Blay(4) ..................................        759,332(5)         4.2%
          Killer Barn, Inc.(6) ..............................      1,530,000            8.6%
          821 Tavern Road
          Alpine, CA 91901
          Graeme R. Jenner ..................................        134,135              *
          Richard L. Schleufer ..............................        190,203(7)         1.1%
          Richard J. Parent .................................         39,251              *
          H. Bradley Eden ...................................           --                *
          Robert Beauregard .................................           --                *
          All Directors and Officers as
            as a group (7 persons) ..........................      4,346,172(8)        23.6%

---------------

*   Less than 1%.

(1) The address of each person listed in the table without an address is c/o the Company at 16000 Ventura Boulevard, Suite 700, Encino, California 91436.
(2) Includes 100,000 shares which are not outstanding but are subject to currently exercisable options.
(3) Includes 235,000 shares which are not outstanding but are subject to currently exercisable options.
(4)   Includes shares owned by the Andre A. Blay Trust.
(5) Includes 295,833 shares issuable under currently exercisable options, but does not include 200,000 shares subject to options that are not currently exercisable.
(6) Killer Barn, Inc. is owned and controlled by Mr. William D. Killion who served as a director of IndeNet from November 1995 until January 30, 1997.
(7) Includes 125,000 shares which are not outstanding but are subject to currently exercisable options.
(8) Includes 755,833 shares which are not outstanding but are subject to currently exercisable options.















                                       5.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, March 31, 1996 and March 31, 1997 for the Chief Executive Officer of the Company during the fiscal year end March 31, 1997 ("fiscal 1997") and each of the other executive officers of the Company (with the Chief Executive Officer collectively, the "Named Executives") whose total annual salary and bonus during fiscal 1997 exceeded $100,000:

                                               SUMMARY COMPENSATION TABLE

                                                        ANNUAL                  LONG-TERM
                                                     COMPENSATION           COMPENSATION AWARDS
                                                -----------------------    ------------------------
                                                                                        SHARES OF
                                                                           RESTRICTED  COMMON STOCK
                                 FISCAL YEAR                                 STOCK       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION       ENDED(1)      SALARY($)      BONUS($)      AWARDS       OPTIONS     COMPENSATION($)
--------------------------         ------       -------        ------     ----------   -------------  ----------------
Robert W. Lautz, Jr ......         1997        $440,000(8)     $   --           --        100,000     $  9,000(2)
  Chief Executive Officer,         1996(1)      160,000          60,000         --        335,000        9,000(2)
  Director(3) ............         1994          90,000            --           --        232,000        9,000(2)
Graeme R. Jenner(4) ......         1997         234,555            --           --        200,000      124,960(5)
  Chief Operating Officer
Richard L. Schleufer .....         1997         160,000            --           --        125,000        9,600(2)
  President of Enterprise
Richard J. Parent ........         1997         112,979            --           --         80,000        4,500(2)
  Chief Financial Officer          1996(1)       42,500           1,000         --         20,000        8,657(7)
Robert E. Derham .........         1997         125,000            --           --        100,000        6,000(2)
  Managing Director of             1996         125,000            --           --        135,000        6,000(2)
  Mediatech, Inc.(6)

---------------

(1) During 1996 the Company changed its fiscal year end from December 31 to March 31 resulting in a 15-month transitional year to the fiscal year ended March 31, 1996. Information herein has been annualized to account for the Company's change of its fiscal year in 1996.
(2)   Automobile allowance.
(3) Mr. Lautz resigned from all positions he held in the Company effective March 31, 1997.
(4) Mr. Jenner resigned from all positions he held with the Company effective July 21, 1997.
(5) Consists of $4,500 as an automobile allowance, $87,080 of relocation expense reimbursement paid in connection with Mr. Jenner's relocation from the United Kingdom to the United States, and $33,380 for pension and permanent health insurance premiums.
(6) The Company sold all of its interest in Mediatech, Inc. on July 18, 1997. Accordingly, Mr. Derham no longer is an employee of the Company.
(7)   Represents consulting fees paid to Mr. Parent.
(8) Includes $250,000 paid to Mr. Lautz upon his termination on March 31, 1997 as the severance amount payable under his employment agreement.
      This amount also includes $45,000 of previously deferred compensation that was paid to him in fiscal 1997.

      The following table sets forth certain information with respect to stock options granted by the Company to the Named Executives during the year ended March 31, 1997.

           OPTION GRANTS DURING THE FISCAL YEAR ENDED MARCH 31, 1997

                                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------------------------------------
                               NUMBER OF        PERCENTAGE OF TOTAL
                               SECURITIES         OPTIONS GRANTED
                               UNDERLYING          TO EMPLOYEES           EXERCISE PRICE
 NAME                       OPTIONS GRANTED       IN FISCAL YEAR            (PER SHARE)           EXPIRATION DATE
 ----                       ---------------       --------------         ----------------        ----------------
 Robert W. Lautz, Jr.            100,000                 6%              100,000 @ $2.25         August 23, 2001
 Graeme R. Jenner                200,000                12%              125,000 @ $6.37         May 24, 1999
                                                                          75,000 @ $2.25         August 23, 2001
 Richard J. Parent                80,000                 5%               80,000 @ $2.25         August 23, 2001
 Richard L. Schleufer            125,000                 7%               75,000 @ $6.37         May 24, 1999
                                                                          50,000 @ $2.25         August 23, 2001
 Robert E. Derham                100,000                 6%               75,000 @ $6.00         April 1, 2001
                                                                          25,000 @ $2.25         August 23, 2001













                                       6.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1997
                       AND FISCAL YEAR END OPTION VALUES

      The following table contains information on stock options exercised by the Named Executive Officers in the last fiscal year and stock options remaining unexercised on March 31, 1997.

                                                                       NUMBER OF           VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                                   AT FISCAL YEAR END     AT FISCAL YEAR END (1)
                                                                   -------------------    ----------------------
                                  SHARES
                                 ACQUIRED ON          VALUE           EXERCISABLE/             EXERCISABLE/
NAME                            EXERCISE (#)       REALIZED($)        UNEXERCISABLE            UNEXERCISABLE
----                            ------------       -----------      --------------------  ----------------------
Robert W. Lautz, Jr.......        110,345           $800,001           100,000/-0-                 $-0-/-0-
Richard J. Parent ........         30,345            220,001            80,000/-0-                 $-0-/-0-
Graeme R. Jenner .........            -0-                -0-           200,000/-0-                 $-0-/-0-
Richard L. Schleufer......            -0-                -0-           125,000/-0-                 $-0-/-0-
Robert E. Derham .........            -0-                -0-           235,000/-0-                 $-0-/-0-

---------
(1) The value of options is determined by the excess of the market price of the Common Stock on March 31, 1997 over the exercise price of the options. At March 31, 1997, the market price of the Common Stock was lower than the exercise price of the options.

DIRECTOR COMPENSATION

      Members of the Board of Directors who are not officers of the Company are granted options to purchase 25,000 shares of Common Stock at a price equal to the closing price of the Common Stock on the first trading day of the calendar year. The options vest at a rate of 1/12 th per month from the date of grant until the earlier of the date the Director ceases being a Director or the anniversary of the grant. Outside Directors are also reimbursed for travel expenses incurred to attend such meetings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN CONTROL
ARRANGEMENTS

      During fiscal 1997, Robert W. Lautz, Jr. was employed by the Company pursuant to a three-year employment agreement under which he had agreed to serve as President and Chief Executive Officer until March 31, 1998. The employment agreement and Mr. Lautz's employment with the Company were terminated in March 1997. The employment agreement could be terminated at any time without cause by the Company upon 30 days written notice. Upon such termination, the Company became obligated to pay Mr. Lautz a severance payment equal to one year of service at his then effective salary plus any bonus to which he is then entitled. Under his employment agreement, upon the termination of the employment agreement, Mr. Lautz also was entitled to the $45,000 of compensation due him under a previous employment agreement.

      In connection with the Company's acquisition of Enterprise in May 1996, the Company entered into a three-year employment agreement with Graeme R. Jenner pursuant to which Mr. Jenner agreed to act as the Chief Executive Officer of Enterprise. The employment agreement and Mr. Jenner's employment with the Company were terminated in July 1997. Mr. Jenner's salary during the first year of the employment agreement was $234,555. The employment agreement provided that it could be terminated at any time without cause by the Company upon 30 days written notice. In the event of such termination, Mr. Jenner would be entitled to receive a severance payment equal to one-year's salary plus any bonus due for such period.

      In connection with the Company's acquisition of Enterprise in May 1996, the Company also entered into a three-year employment agreement with Richard L. Schleufer pursuant to which Mr. Schleufer agreed to serve as the President and Chief Executive Officer of Enterprise Systems Group, Inc., the North American subsidiary of Enterprise. During the first year of the employment agreement, Mr. Schleufer's annual salary was $160,000.





                                       7.

Mr. Schleufer's annual salary is subject to annual increases of 5% to 20%, in an amount to be determined in the sole discretion of the Board of Directors of the Company. Mr. Schleufer also is entitled to up to $80,000 additional compensation and 5% of "over-target" profits of Enterprise Systems Group, Inc. Mr. Schleufer's employment agreement has been amended to reflect his recent appointment as the Chief Executive Officer of Enterprise. The employment agreement may be terminated by the Company at any time upon 30 days' written notice, provided that Mr. Schleufer shall, upon such termination, be entitled to a severance payment equal to one year's salary, plus any bonus due for such period. In connection with his employment by the Company, Mr. Schleufer was granted an option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $6.37 per share, equal to the closing sales price of the Common Stock on Nasdaq on the date of grant. The option is exercisable at any time through March 23, 1999.

      On August 1, 1996, the Company entered into a three-year employment agreement with Richard J. Parent pursuant to which Mr. Parent agreed to be employed as the Company's Chief Financial Officer. Mr. Parent's current annual salary is $126,000. The Company and Mr. Parent have agreed that Mr. Parent's employment with the Company will terminate on January 31, 1998. In connection with the early termination of Mr. Parent's employment agreement with the Company, the Company has agreed to pay Mr. Parent $63,000 on January 31, 1998 and $10,500 per month for each of the six months following Mr. Parent's termination.

STOCK OPTION PLAN

      On December 14, 1992, the Company implemented its 1992 Stock Option Plan, as amended (the "Plan"), which was subsequently approved by the Company's shareholders in June 1993. An aggregate of 1,000,000 shares of Common Stock was reserved by the Board of Directors for issuance under the Plan which was approved at the annual meeting held in July 1993. As of March 31, 1997, options to issue up to 1,676,459 shares were outstanding under the Plan.

      The Plan is to be administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may be "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

      The exercise price of incentive stock options may not be less than 100% of the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10.0% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the Plan or any other option plan adopted by the Company. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10.0% of the total combined voting power of all classes of capital stock of the Company). Options granted under the Plan generally are nontransferable, but transfers may be permitted under certain circumstances in the discretion of the administrator. Shares subject to options that expire unexercised under the Plan will once again become available for future grant under the Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The Plan is effective for ten years, unless sooner terminated or suspended.

      During fiscal 1997, the Board of Directors of the Company authorized grants of options to purchase 1,725,050 shares of Common Stock under the Plan to certain directors, officers and employees of the Company in the following amounts and at the following exercise prices: 160,000 at $6.44 per share; 250,000 at $6.37 per share; 200,000 at $6.00 per share; 611,300 at $2.25 per share; 53,750 at $2.00 per share; and 450,000 at $1.63 per share.





                                       8.

      In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not less than three months (six months in the case of termination by reason of death or disability) following termination of employment.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On February 3, 1995, the Company acquired 96.33% of the issued and outstanding capital stock of Mediatech, Inc. from Thomas H. Baur for aggregate consideration of approximately $8,700,000. At the time of the acquisition, Mr. Baur was not affiliated with the Company. In connection with the acquisition, Mr. Baur was elected as a Director of the Company and was hired to be the President and Chief Executive Officer of Mediatech, Inc. The purchase price paid by the Company consisted of 866,970 shares of the Company's Common Stock, $2,889,900 in cash, and an unsecured promissory note (the "Baur Note"), the principal amount of which was subject to adjustment based on the average trading price of the Common Stock during a specified 60-day trading period. After the required adjustments, the principal balance of the Baur Note was reduced to $4,332,000. At the time of the acquisition, Mediatech, Inc. owed approximately $3,900,000 principal amount of indebtedness outstanding to its primary bank, the repayment of which indebtedness was personally guaranteed by Mr. Baur. In addition to the payment of the purchase price, the Company also agreed to cause Mr. Baur to be released from the personal guaranty of Mediatech's indebtedness. Mr. Baur's guarantees of Mediatech's bank indebtedness were released on February 1, 1996. In July 1997 the Company sold its entire interest in Mediatech, Inc. to an unaffiliated third party. In connection with the sale, the Baur Note was cancelled, and the buyer of Mediatech assumed the obligations to Mr. Baur pursuant to a new promissory note issued to Mr. Baur by the buyer of Mediatech, Inc. Notwithstanding the sale of Mediatech, Inc., Mr. Baur continues to be a Director and principal stockholder of the Company.

      On June 30, 1995, Mr. Baur converted $2,250,000 of the principal amount of the Baur Note into an aggregate of 750,000 shares of the Company's Common Stock valued at $3.00 per share. The closing price of the Common Stock on the date of conversion was $2.50 per share.

      During the past two fiscal years, Mediatech, Inc. leased certain of its office and warehouse facilities from companies that are owned, wholly or in part, by Mr. Baur. During the fiscal years ended March 31, 1996 and March 31, 1997, Mediatech, Inc. paid an aggregate of $868,000 and $773,000, respectively, to the affiliates of Mr. Baur under the foregoing leases.

      In November 1995, the Company acquired 66.67% of the issued and outstanding capital stock of Channelmatic from Killer Barn, Inc., a company owned and controlled by Mr. William Killion. At the time of the acquisition, Mr. Killion was not affiliated with the Company. However, as part of the acquisition, Mr. Killion was elected as a Director of the Company in November 1995, a position he continued to hold until his resignation in January 1997. The purchase price paid by the Company consisted of a $5,602,500 secured, five-year promissory note, and 1,530,000 shares of Common Stock. In addition, in connection with the acquisition, Channelmatic entered into an employment agreement with Mr. Killion pursuant to which Channelmatic is obligated to pay Mr. Killion $90,000 per year. In March 1997, the five-year secured note was repaid in full in March 1997 in connection with the Company's sale of its entire interest in Channelmatic.

      During the past two fiscal years, Channelmatic leased two of its facilities from Mr. and Mrs. Killion. Pursuant to the leases for these facilities, Channelmatic paid Mr. and Mrs. Killion aggregate lease payments of $78,000 and $26,000, during the fiscal years ended March 31, 1997 and March 31, 1996, respectively.

      The Company acquired Starcom in January 1996 from certain unaffiliated stockholders, including the Andre A. Blay Trust, a trust affiliated with Mr. Blay. Mr. Blay is the Chairman of the Company's Board of Directors and the Company's Chief Executive Officer. In connection with the acquisition, the Company issued a total of 188,195 shares of Common Stock to Andrew Blay and the Andre A. Blay Trust.





                                       9.

      The Company acquired all of the issued and outstanding capital stock of Enterprise in May 1996 from the unaffiliated stockholders of Enterprise, including Mr. Graeme R. Jenner and Mr. Richard Schleufer. The amount of consideration paid to Mr. Jenner for his shares of Enterprise consisted of $276,224 cash consideration, a $142,500 promissory note and 353,010 shares of the Company's Common Stock. The amount of consideration paid to Mr. Schleufer for his shares of Enterprise consisted of $206,283 cash consideration, a $106,456 promissory note and 263,627 shares of the Company's Common Stock. In addition, in connection with the acquisition of Enterprise, the Company also entered into three-year employment agreements with each of Mr. Jenner and Mr. Schleufer, pursuant to which agreements the Company agreed to pay Mr. Jenner and Mr. Schleufer salaries of at least $234,555 and $160,000 per year, respectively.

      In July 1997, the Company terminated Mr. Jenner's employment agreement and, in accordance therewith, paid Mr. Jenner a severance payment of $375,000. In addition, in connection with the termination of Mr. Jenner's employment, the Company paid Mr. Jenner (i) $100,000 to redeem the 200,000 stock options then owned by Mr. Jenner, (ii) $21,000 salary due under the agreement, and (iii) $348,310 as payment in full of the $409,777 promissory note payable by the Company to Mr. Jenner.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, as well any beneficial owner of more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. SEC regulations require directors, executive officers and principal shareholders to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed with the SEC and submitted to the Company, the Company believes that all of the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock filed all required reports on a timely basis during the past fiscal year other than as follows: Messrs. Lautz, Jenner, Parent, Schleufer and Derham each failed to timely file the required form in connection with the grant to them of the options listed below under the caption "Executive Compensation--Option Grants During the Fiscal Year Ended March 31, 1997."


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed the firm of BDO Seidman as the Company's independent auditors for the year ending March 31, 1998, subject to ratification by the stockholders. A representative of BDO Seidman is expected to attend the Company's Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of BDO Seidman as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.





                                      10.

        STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

      Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than June 22, 1998 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to Richard J. Parent, Secretary, IndeNet, Inc., 16000 Ventura Blvd., Suite 700, Encino, California 91436.

                                 OTHER MATTERS

      If any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters that may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

       The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 as filed with the Securities and Exchange Commission to any stockholder desiring a copy. Stockholders may write to the Company at:

                     IndeNet, Inc.
                     16000 Ventura Blvd., Suite 700
                     Encino, California 91436
                     Attention:  Richard J. Parent

                                           By Order of the Board of Directors



                                           Andre A. Blay
                                           Chairman of the Board

October 22, 1997

















                                      11.

                                 INDENET, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 4, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INDENET, INC.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 22, 1997, and does hereby appoint Andre A. Blay and Richard J. Parent (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock, $.001 par value, of IndeNet, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders, to be held on December 4, 1997, at 10:00 A.M., and at any adjournments thereof.

    1.ELECTION OF DIRECTORS:    [ ] FOR all nominees as listed below (except as
      marked to the contrary)

     (INSTRUCTIONS:)To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

-----------------------------------------------------------------------------

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

  Andre A. Blay, Thomas H. Baur, H. Bradley Eden, Richard L. Schleufer, Robert
                                   Beauregard

 PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF ALL
            NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

    2. Ratification of the appointment of BDO Seidman as the Company's independent auditors for the fiscal year ending March 31, 1998.
                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR proposals 1 and 2.

---------------------------------        --------------------------------------
         (Signature)                          (Signature, if held jointly)

                                                       Dated:............., 1997

                                                       Please sign exactly as
                                                       your name or names appear
                                                       hereon, and when signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, give your full
                                                       title as such. If the
                                                       signatory is a
                                                       corporation, sign the
                                                       full corporate name by a
                                                       duly authorized officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE